AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2015

REGISTRATION STATEMENT NO. 333-200356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	26-0685980
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, CA 92705

(Address, including zip code, of registrant’s principal executive offices)

BioCorRx Inc. 2014 Stock Option Plan
(Full title of the plan)

Lourdes Felix

Chief Financial Officer

BioCorRx Inc.

601 N. Parkcenter Drive, Suite 103

Santa Ana, CA 92705

(714) 462-4880

(Telephone number, including area code, of agent for service)

COPIES TO:

Alan A. Lanis Jr., Esq.

Richardson & Patel, LLP

1100 Glendon Avenue, Suite 850

Los Angeles, CA 90024

Phone: (310) 208-1182

Fax: (310) 208-1154

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock	20,000,000	$0.14	$2,000,000	$360.64

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on November 13, 2014, as reported on the OTC Electronic Bulletin Board.

(3) The registration fee was paid on November 19, 2014.

EXPLANATORY NOTE

BioCorRx Inc. (the “Company”) is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, number 333-200356 (this “Amendment”).

This Amendment is being filed solely for the purpose of permitting the resale of control securities that have been or will be acquired by the selling stockholders under the BioCorRx Inc. 2014 Stock Option Plan (the “Plan”), pursuant to the resale prospectus that forms a part of this Amendment. The resale prospectus has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling stockholders.

The inclusion of the individuals listed under the “Selling Stockholders” section of the prospectus does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at his or her sole discretion and such individuals are listed as selling stockholders solely to register the shares that each has received or will receive under the BioCorRx Inc. 2014 Stock Option Plan.

REOFFER PROSPECTUS

BioCorRx Inc.

15,000,000 shares of common stock

This prospectus relates to the sale, from time to time, of 15,000,000 shares of the common stock, par value $0.001 per share, of BioCorRx Inc. (the “Company”) by certain of the Company’s stockholders (the “Selling Stockholders”) for their own account and on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The Selling Stockholders identified herein have acquired, or will acquire, the shares of common stock pursuant to the BioCorRx Inc. 2014 Stock Option Plan. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.

You should carefully read this prospectus together with the documents we incorporate by reference before you invest in our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “BICX”. On January 2, 2015, the last sale price of our common stock was $0.09 per share.

Investing in our securities involves a high degree of risk. Consider carefully the Risk Factors on page 9 of this prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2015

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Cautionary Statement Regarding Forward-Looking Information	ii

Summary	1

Summary of the Offering	2

Risk Factors	3

Use of Proceeds	3

Selling Stockholders	3

Plan of Distribution	4

Legal Matters	5

Interest of Named Experts and Counsel	5

Information Incorporated by Reference	6

Disclosure of Commission Position on Indemnification	6

Where You Can Find More Information	6

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements may be found included in the documents incorporated by reference into this prospectus, as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective customers, future performance or financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our limited cash and a history of losses;

•	our ability to achieve profitability;

•	our limited operating history;

•	customer demand for the products and services we develop;

•	the impact of competitive or alternative products and services;

•	general economic conditions and events and the impact they may have on us and our potential customers;

•	our ability to obtain adequate financing in the future, when we need it;

•	our ability to continue as a going concern;

•	our success at managing the risks involved in the foregoing items; and

•	other factors discussed in the “Risk Factors” section of this prospectus.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section titled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur. You should not place undue reliance on these forward-looking statements.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

About BioCorRx Inc.

We are a health solutions company headquartered and operating in Santa Ana, California. We were established in January 2010.

We have created an innovative substance abuse treatment program, called Start Fresh Program, that empowers patients to succeed in their overall recovery. We believe that our treatment philosophy is unique in that it combines medical intervention, a singular focus, a comprehensive approach, and a focus on family and friends. We have built our Start Fresh Program around a state-of-the-art, minimally invasive, biodegradable implant of Naltrexone. Naltrexone is an FDA-approved pharmaceutical used for the treatment of alcohol and drug dependence. A licensed physician surgically inserts marble-sized pellets under the skin in the lower abdomen. The pellets are absorbed into the body and dissolve, in most patients, within 6 to 12 months following the procedure depending on their metabolism and other factors. Aside from medical intervention, our program includes individually tailored coaching program sessions, assistance in rebuilding networks of family and friends, and post-treatment continuing care. We believe that through our comprehensive treatment method, clients will have the highest possible chances of recovery from alcohol or opioid dependency.

We have an exclusive license to the proprietary Naltrexone implant. The license allows us to license to physicians and medical groups experienced in treating drug dependency the right to order the proprietary implant from the compounding pharmacies that have been licensed and trained to make the implant by its developer. The license also allows us to sub-license the right to use the implant to territories in the U.S. and abroad. We are not a licensed health care provider and we do not provide health care services to patients. All decisions regarding our program and whether it is appropriate for a patient are made by the patient’s physician.

We have expanded our operations since 2013 and there are now ten locations offering the Start Fresh Program. These treatment facilities are located in Arizona, California, Nebraska, Oklahoma, Georgia, Illinois, Nevada and Connecticut. We intend to continue expanding into more territories across the United States. We are committed to providing excellent rehabilitation programs to clients nationwide.

Corporate Information

Our facilities and executive offices are located at 601 N. Parkcenter Drive, Suite 103 Santa Ana, California 92705. Additional information about us is available on our website at www.startfreshprogram.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.001 per share, is currently traded on the over-the-counter bulletin board under the ticker symbol “BICX.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete.

Shares of common stock offered by the Selling Stockholders	15,000,000 shares of common stock

Use of proceeds

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders identified in this prospectus. The Selling Stockholders will receive all net proceeds from the sale of shares of our common stock offered by this prospectus. We will receive proceeds from the exercise of any options granted or to be granted under the BioCorRx Inc. 2014 Stock Option Plan, if and to the extent that any such options are exercised by the Selling Stockholders.

OTCBB Symbol	BICX

Risk Factors

An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page 9 of this prospectus, as well as other information set forth in this prospectus, and the information we incorporate by reference, before making your investment decision.

2

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors disclosed in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus, before acquiring any of our common stock. These risks could have a material adverse effect on our business, prospects, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Statement Regarding Forward-Looking Information”.

If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

USE OF PROCEEDS

The Selling Stockholders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

However, we may receive proceeds from the exercise of stock options if and to the extent that any such options are exercised by the Selling Stockholders. We would expect to use those proceeds, if any, for general working capital purposes.

SELLING STOCKHOLDERS

Under the BioCorRx Inc. 2014 Stock Option Plan (the “Plan”) and as of the date of this prospectus, a total of 20,000,000 shares of common stock were reserved for issuance upon the grant and exercise of options to employees, directors or consultants of the Company or the Company’s affiliates, as the Plan Administrator (currently the Company’s Board of Directors) shall elect.

We do not know if any of the Selling Stockholders will use this reoffer prospectus in connection with the offer or sale of any shares of common stock, or, if this reoffer prospectus is so used, how many shares of common stock will be offered or sold. The Selling Stockholders may resell all, a portion, or none of the shares that they may acquire pursuant to the Plan.

The number of shares presented as owned in the table below assumes that all options are fully exercised, and that all shares offered are sold.

We will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of their shares.

All information contained in the table below is based on information provided to us by the Selling Stockholders and we have not independently verified this information. The Selling Stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

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Except as indicated in the notes to the table below, none of the Selling Stockholders held any position or office with us, nor are any of the Selling Stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no Selling Stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No Selling Stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days. The number of shares presented as owned in the tables assumes that all warrants and options are fully exercised, and the “Number of Shares Beneficially Owned after the Offering” column assumes the sale of all shares offered.

The percentages of shares beneficially owned are based on 146,134,501 shares of our common stock issued and outstanding as of December 31, 2014, and is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on December 31, 2014, plus (b) the number of shares such person has the right to acquire within 60 days of December 31, 2014.

The address of each of the Selling Stockholders listed below is c/o BioCorRx Inc., 601 N. Parkcenter Drive, Suite 103, Santa Ana, California 92705

Name of Selling Stockholder	Shares of common stock owned prior to the offering	Percentage of common stock owned prior to this offering	Shares of common stock being offered	Number of shares of common stock owned after the offering	Percentage of common stock after the offering

Neil Muller(1)	16,250,000	10.8%	5,000,000	11,250,000	7.4%
Lourdes Felix(2)	7,500,000	5%	5,000,000	2,500,000	1.7%
Brady Granier(3)	12,421,900	8.2%	5,000,000	7,421,900	4.9%

_____________

*Less than 1% of the common stock outstanding.

(1) On the date of this prospectus, Mr. Muller is our President.

(2) On the date of this prospectus, Ms. Felix is our Chief Financial Officer.

(3) On the date of this prospectus, Mr. Granier is our interim Chief Executive Officer and our Chief Operating Officer

PLAN OF DISTRIBUTION

The information under this heading addresses resales of shares covered by this prospectus by persons who are our “affiliates” as that term in defined under federal securities laws.

The shares of common stock covered by this prospectus may be resold and distributed from time to time by the Selling Stockholders in one or more transactions, including ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. The Selling Stockholders, in connection with sales of the common stock, may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

The Selling Stockholders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•

on the Over-the-Counter Bulletin Board or on such exchanges or over-the-counter markets on which our shares may be listed or quoted from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges or markets, or through brokers, acting as principal or agent;

•

in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•

through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

4

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

In making sales, brokers or dealers used by the Selling Stockholders may arrange for other brokers or dealers to participate. The Selling Stockholders who are affiliates of our company and others through whom such securities are sold may be “underwriters” within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the Selling Stockholders, or any other broker-dealer, is acting as principal or agent for the Selling Stockholders, the compensation to be received by underwriters who may be selected by the Selling Stockholders, or any broker-dealer, acting as principal or agent for the Selling Stockholders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares of common stock may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the Selling Stockholders that, at the time a resale of the shares is made by or on behalf of a Selling Stockholder, a copy of this prospectus is to be delivered.

We have also advised the Selling Stockholders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any Selling Stockholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Sales of securities by the Selling Stockholders, or even the potential of that these sales may occur, may have an adverse effect on the market price for shares of our common stock.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

LEGAL MATTERS

The validity of the issuance of the common stock described in this prospectus has been passed upon for us by Richardson & Patel LLP, 1100 Glendon Avenue, Suite 800, Los Angeles, California 90024.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Richardson & Patel LLP and its principles have accepted shares of the Company’s common stock in exchange for services rendered to the Company in the past and, although the law firm and its principles are under no obligation to do so, they may continue to accept the Company’s common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own no securities of the Company.

5

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the Securities and Exchange Commission. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

(a) our Annual Report on Form 10-K filed with the Commission on April 14, 2014;

(b) our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 as filed with the Securities and Exchange Commission on May 14, 2014, August 14, 2014, and November 10, 2014 respectively;

(c) our Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 5, 2014 (as amended on June 25, 2014), May 8, 2014, May 9, 2014, June 9, 2014 (as amended on July 18, 2014), June 27, 2014, July 1, 2014, July 3, 2014, July 11, 2014, July 17, 2014, August 15, 2014, August 27, 2014, September 30, 2014, October 9, 2014; November 14, 2014, December 4, 2014 and December 9, 2014.

(d) The description of the Registrant's common stock, $0.001 par value, included in the Current Report on Form 8-K filed with the Commission on December 9, 2014.

Additionally, all documents filed by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the Securities and Exchange Commission that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to BioCorRx Inc., 601 N. Parkcenter Drive, Suite 103 Santa Ana, California 92705, Attn: Chief Financial Officer, Telephone: (714) 462-4880.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Section 78(1)(2)(3) and (4) of the Nevada Revised Statutes permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Amended and Restated Articles of Incorporation and By-laws allows us to indemnify and hold harmless our directors and officers from any liability or damage incurred by them as a result of the performance of their duties to us within the scope of their authority, or because of their position as our officers and directors, to the maximum extent permitted by and subject to the limitations of applicable state and federal law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission under the Securities Act a registration statement on Form S-8, of which this prospectus forms a part, with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

6

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission (including exhibits to such documents) at the Securities and Exchange Commission’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the Securities and Exchange Commission.

Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto.

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell, nor is it seeking an offer to buy, the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

7

REOFFER PROSPECTUS

BioCorRx Inc.

15,000,000 shares

of

Common Stock

January 6, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

(a) The Registrant's Annual Report on Form 10-K filed with the Commission on April 14, 2014;

(b) The Registrant’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 as filed with the Commission on May 14, 2014, August 14, 2014, and November 10, 2014 respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 5, 2014 (as amended on June 25, 2014), May 8, 2014, May 9, 2014, June 9, 2014 (as amended on July 18, 2014), June 27, 2014, July 1, 2014, July 3, 2014, July 11, 2014, July 17, 2014, August 15, 2014, August 27, 2014, September 30, 2014, October 9, 2014; November 14, 2014, December 4, 2014 and December 9, 2014.

(d) The description of the Registrant's common stock, $0.001 par value, included in the Current Report on Form 8-K filed with the Commission on December 9, 2014.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Richardson & Patel LLP and its principles have accepted shares of the Registrant’s common stock in exchange for services rendered to the Registrant in the past and, although the law firm and its principles are under no obligation to do so, they may continue to accept the Registrant’s common stock for services rendered by them. As of the date of this registration statement, Richardson & Patel LLP and its principals do not own any shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 78(1)(2)(3) and (4) of the Nevada Revised Statutes permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Amended and Restated Articles of Incorporation and By-laws allows us to indemnify and hold harmless our directors and officers from any liability or damage incurred by them as a result of the performance of their duties to the Company within the scope of their authority, or because of their position as officers and directors of the Company, to the maximum extent permitted by and subject to the limitations of applicable state and federal law. The Company is also authorized to enter into separate indemnification agreements with its officers and directors in accordance with any resolution duly adopted by the Company’s Board of Directors.

II-1

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

5	Opinion of Richardson & Patel LLP regarding legality**

10.1	BioCorRx Inc. 2014 Stock Option Plan**

23.1	Consent of Kling & Pathak LLP*

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)**

__________

*Included herewith.

**Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Los Angeles, California, on January 6, 2015.

BioCorRx Inc.

By:	/s/ Brady Granier
Brady Granier
interim Chief Executive Officer and Chief Operating Officer

By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: January 6, 2015	By:	/s/ Kent Emry
Kent Emry
Director

Dated: January 6, 2015	By:	/s/ Neil Muller
Neil Muller
President and Director

Dated: January 6, 2015	By:	/s/ Brady Granier
Brady Granier
interim Chief Executive Officer, Chief Operating Officer and Director

Dated: January 6, 2015	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director

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INDEX TO EXHIBITS

Exhibit Number	Description

5	Opinion of Richardson & Patel LLP regarding legality**

10.1	BioCorRx Inc. 2014 Stock Option Plan**

23.1	Consent of Kling & Pathak LLP*

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)**

____________

*Included herewith.

**Previously filed.

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